UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 21, 2014

Platform Specialty Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Blue Lagoon Drive Suite 855 Miami, FL	33126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 575-5850

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.02     Unregistered Sales of Equity Securities.

On May 21, 2014, Platform Specialty Products Corporation (“Platform”) completed the issuance and sale of a total of 15.8 million shares (the “Shares”) of Platform’s common stock, for an aggregate purchase price of $300.2 million, or $19.00 per share, in a private placement to certain eligible investors (the “Investors”). After deduction of the placement agents’ commission and other fees and expenses, the net proceeds to Platform totaled approximately $287 million.

Effective as of the closing of the private placement, Platform entered into a registration rights agreement with the Investors pursuant to which Platform agreed to file a registration statement (the “Resale Registration Statement”) with the securities and exchange commission (the “Commission”) covering the resale of the Shares within 30 days following the issuance of the Shares, and to use its commercially reasonable efforts to cause the Commission to declare such Resale Registration Statement effective no later than 90 days after closing.

In connection with the private placement, each of Platform’s directors and officers entered into a lock-up agreement, pursuant to which they agreed, subject to certain exceptions and conditions, not to sell, offer, pledge or otherwise dispose of any Platform’s shares of common stock or securities convertible into Platform’s shares of common stock for a period of 60 days from the closing of the private placement; provided that if the Resale Registration Statement has not been declared effective by that date, such period will be extended until the 30th day after the earlier of the date on which the Resale Registration Statement is declared effective or the date on which the Investors can resell their Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing summaries of the registration rights agreement and the lock-up agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements. Copies of the registration rights agreement and form of lock-up agreement are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On May 21, 2014, Platform issued a press release announcing the closing of the private placement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Shares were offered and sold in the private placement pursuant to Section 4(a)(2) of the Securities Act. They have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares in any jurisdiction in which such offer or solicitation would be unlawful.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title
10.1	Registration rights agreement, dated May 20, 2014, between Platform, the placement agents and the Investors stated therein.
10.2	Form of lock-up agreement.
99.1	Press release issued on May 21, 2014, announcing the closing of the private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

May 21, 2014	By:	/s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
10.1	Registration rights agreement, dated May 20, 2014, between Platform, the placement agents and the Investors stated therein.
10.2	Form of lock-up agreement.
99.1	Press release issued on May 21, 2014, announcing the closing of the private placement.